Exhibit 5.1

1710 Sixth Avenue North . P.O. Box 306 (35201). Birmingham, AL 35203-2015 www.balch.com

December 6, 2013

Alabama Power Company
600 North 18th Street
Birmingham, AL 35291

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alabama Power Company (the “Company”) in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-172528) filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2011 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to $300,000,000 aggregate principal amount of the Company’s Series 2013A 3.55% Senior Notes due December 1, 2023 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of December 1, 1997 between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented and amended by a Fifty-First Supplemental Indenture dated as of December 6, 2013 (collectively, the “Indenture”).
We have examined the Registration Statement and also the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity. In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Hunton & Williams LLP attached hereto as Annex I.
We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the law of the State of Alabama and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without prior written consent.

Very truly yours,

/s/Balch & Bingham LLP

Annex I

Hunton & Williams LLP 200 Park Avenue New York, NY 10166-0005 Tel212 309 1000 Fax212 309 1100
File No: 79443.000007

December 6, 2013

Balch & Bingham LLP
1901 Sixth Avenue North
Birmingham, Alabama 35203

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-172528) (the “Registration Statement”) relating to $300,000,000 aggregate principal amount of Alabama Power Company’s (the “Company”) Series 2013A 3.55% Senior Notes due December 1, 2023 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of December 1, 1997 between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented and amended by a Fifty-First Supplemental Indenture dated as of December 6, 2013 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Balch & Bingham LLP
December 6, 2013

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

We do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton & Williams LLP